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                                                                     EXHIBIT 4.1

                       FIRST AMENDMENT TO RIGHTS AGREEMENT


         This First Amendment to Rights Agreement (this "Amendment") is executed to be effective as of November 19, 1998, between ITEQ, Inc., a Delaware corporation (the "Company") and Harris Trust and Savings Bank, an Illinois banking corporation (the "Rights Agent").

                                   WITNESSETH

         WHEREAS, the Company and the Rights Agent entered into the Rights Agreement dated as of September 4, 1998 (the "Agreement"), and the parties desire to amend the Agreement in the manner authorized in Section 27 thereof.

         NOW THEREFORE, in consideration of the premises, and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

         1. DEFINITIONS. All terms used in this Amendment which are not defined in this Amendment have the meaning given those terms in the Agreement.

         2. AMENDMENT TO THE AGREEMENT. Section 1(a) of the Agreement is hereby amended by deleting the reference to "25%" in the second line thereof and inserting "15%" in its place.

         3. RATIFICATION. Except as amended hereby, the Agreement shall remain in full force and effect, and the Company and the Rights Agent do hereby ratify, confirm and adopt the Rights Agreement as amended hereby.

         4. HEADINGS. The headings of Sections in this Amendment have been included for convenience only and should not be construed in interpreting this Amendment.

         5. SEVERABILITY. If any part of this Amendment is for any reason found to be unenforceable, all other portions nevertheless remain enforceable.

         6. SUCCESSORS. This Amendment binds and inures to the benefit of the parties and their respective successors and assigns.

         7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute the same instrument.

         8. GOVERNING LAW. This Amendment must be construed--and its performance enforced--under Delaware law.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


Attest:                                 ITEQ, INC.


By: /s/ Lawrance W. McAfee              By: /s/ Mark E. Johnson
   ---------------------------------        ------------------------------------
        Lawrance W. McAfee                      Mark E. Johnson
        Executive Vice President,               President, Chairman of the Board
        Chief Financial Officer and             and Chief Executive Officer
        Secretary



Attest:                                 HARRIS TRUST AND SAVINGS BANK


By: /s/ Ray G. Rosenbaum                By:  /s/ Lorraine Rodewald
   ---------------------------------        ------------------------------------
        Ray G. Rosenbaum                         Lorraine Rodewald
        Vice President                           Assistant Vice President